UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (865) 694-2700

Not applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 18, 2015, we entered into an agreement (the “Revolving Loan Amendment”) to amend our existing Five-Year Competitive Advance and Revolving Credit Facility Agreement (the “Existing Credit Facility”), as previously amended, with an updated credit facility (the “Amended Revolving Credit Facility”). The Revolving Loan Amendment provides $250 million additional revolving loan capacity under the Amended Revolving Credit Facility such that we can borrow up to an aggregate principal amount of $900 million, which may be increased, at our option from time to time, up to $1,150 million. Additionally we extended the maturity date of the Amended Revolving Credit Facility by one year to a scheduled maturity of March 31, 2020, with the exception of $32.5 million which remains scheduled to mature on March 31, 2015.

Borrowings under the Amended Revolving Credit Facility incur interest charges based on the Company’s credit rating on a scale that remains unchanged from the previous terms of the Existing Credit Facility, with drawn amounts incurring interest at LIBOR plus a range of 69 to 130 basis points and undrawn amounts incurring interest at a range of 6 to 20 basis points, subject to credit ratings. The Amended Revolving Credit Facility includes certain affirmative and negative covenants, which also remain unchanged from the previous terms of the Existing Credit Facility, including maintenance of a maximum leverage ratio.

A copy of the Revolving Loan Amendment is filed as Exhibit 10.40.A.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated by reference hereunder.

Item 8.01.	Other Events

As previously announced, on March 14, 2015, Scripps Networks Interactive, Inc. (the “Company”) entered into an agreement by and among ITI Media Group Limited, a Cypriot limited liability company, Groupe Canal+ S.A., a French company, and Southbank Media Ltd., an English company and our indirect wholly-owned subsidiary, pursuant to which the Company will acquire (the “N-Vision Acquisition”) all of the outstanding shares of N-Vision B.V., a Dutch limited liability company.

The Company is filing certain historical and pro forma financial information related to the N-Vision Acquisition as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Financial Statements of N-Vision B.V.

The Annual Report including Consolidated Financial Statements as of and for the year ended December 31, 2014 is filed as Exhibit 99.1 hereto.

(a)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of Scripps Networks Interactive, Inc. as of March 31, 2015 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are filed as Exhibit 99.2 hereto.

(d)	Exhibits

10.40.A	Amendment to Five-Year Competitive Advance and Revolving Credit Facility Agreement

23.1	Consent of PricewaterhouseCoopers Sp. z o.o., Independent Auditors

99.1	N-Vision Group consolidated financial statements as of and for the year ended December 31, 2014

99.2	Scripps Networks Interactive, Inc. – Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 18, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.40.A	Amendment to Five-Year Competitive Advance and Revolving Credit Facility Agreement

23.1	Consent of PricewaterhouseCoopers Sp. z o.o., Independent Auditors

99.1	N-Vision Group consolidated financial statements as of and for the year ended December 31, 2014

99.2	Scripps Networks Interactive, Inc. – Unaudited Pro Forma Condensed Combined Financial Information.